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                                                                 EXHIBIT (23)(A)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29234) pertaining to the Sundstrand Corporation Employee Savings Plan, the Registration Statement (Form S-8 No. 33-29235) pertaining to the Sundstrand Corporation Rockford Factory Employee Savings Plan, the Registration Statement (Form S-8 No. 33-61372) pertaining to the Sundstrand Corporation Stock Incentive Plan, the Registration Statement (Form S-8 No. 33-58689) pertaining to the Sundstrand Corporation Nonemployee Director Stock Option Plan and the Sundstrand Corporation Nonemployee Director Compensation Plan, the Registration Statement (Form S-8 No. 333-23169) pertaining to the Sundstrand Corporation Management Stock Performance Plan, and the Registration Statement (Form S-8 No. 333-31559) pertaining to the Sundstrand Corporation Stock Incentive Plan of our report dated January 25, 1999, except for the footnote entitled "Subsequent Event," as to which our report is dated February 21, 1999, with respect to the consolidated financial statements of Sundstrand Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                          /s/ ERNST & YOUNG LLP

Chicago, Illinois
March 26, 1999

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